UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2014

CenterState Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-32017	59-3606741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42745 U.S. Highway 27, Davenport, Florida	33837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective June 1, 2014, CenterState Banks, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with First Southern Bancorp, Inc. (“FSB”), pursuant to an Agreement and Plan of Merger dated as of January 29, 2014 (the “Merger Agreement”) between the Company and FSB. At closing, FSB merged with and into the Company, with the Company as the surviving corporation in the Merger. Pursuant to the Merger Agreement, holders of FSB common stock are entitled to receive for each share of FSB common stock held immediately prior to the effective time of the Merger, 0.30 shares of Company common stock par value $0.01 per share (the “Company Common Stock”) and $3.00 in cash. For each fractional share that would otherwise be issued, the Company will pay cash in an amount equal to such fraction multiplied by $10.58. Each outstanding share of the Company’s Common Stock remained outstanding and was unaffected by the Merger. As a result of the Merger, the Company will deliver approximately $95.4 million in cash and approximately 9.5 million shares of Company Common Stock to the holders of FSB common stock. The cash portion of the Merger consideration was funded through consolidated cash on hand from the combined entity.

Immediately following the Merger, First Southern Bank, a Florida banking corporation and majority owned subsidiary of FSB, merged with and into CenterState Bank of Florida, N.A., a national banking association and wholly owned subsidiary of the Company, with CenterState Bank of Florida, N.A. surviving the merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 31, 2014, which is incorporated herein by reference as Exhibit 2.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(b)	Pro Forma Financial Information.

Pro forma financial information required will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of January 29, 2014 by and between CenterState Banks, Inc. and First Southern Bancorp, Inc. (incorporated by reference to Exhibit 10.1 to CenterState Banks, Inc.’s Current Report on Form 8-K/A filed with the SEC on January 31, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Dated: June 2, 2014